UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2019

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2018, Ascent Capital Group, Inc. (“Ascent”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on November 26, 2018 indicating that the market value of the publicly held shares of Ascent’s Series A common stock (“MVPHS”) for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the “MVPHS Requirement”) necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). The letter further indicated that Ascent had until May 28, 2019 (the “MVPHS Compliance Grace Period”) to regain compliance with the MVPHS Requirement. To regain compliance, Ascent’s MVPHS had to be at least $15 million for at least ten consecutive business days during the MVPHS Compliance Grace Period.

Ascent did not regain compliance with the MVPHS Requirement prior to the expiration of the MVPHS Compliance Grace Period. As a result, on May 29, 2019, Ascent received a letter from Nasdaq that Ascent’s Series A common stock will be delisted, and in that regard trading of Ascent’s Series A common stock would have been suspended at the opening of business on June 7, 2019, if Ascent had not requested an appeal. Ascent has requested an appeal of the delisting determination, and as part of the appeal Ascent will affirmatively seek Nasdaq’s consent to keep Ascent’s Series A common stock listed through the pendency of the debt restructuring and equity rights offering, which were previously disclosed in its Current Report on Form 8-K filed with the SEC on May 21, 2019. Under Nasdaq rules, while the appeal is pending, the suspension of trading of Ascent’s Series A common stock will be stayed and the Series A common stock will continue to trade on Nasdaq until the Nasdaq hearing panel makes a determination after the hearing. Ascent anticipates that the hearing will take place in July and that a determination by the hearing panel could take up to an additional 30 days.

There can be no assurance that Ascent will be successful in its appeal. Delisting from Nasdaq could significantly affect the ability of investors to trade Ascent’s Series A common stock and negatively affect the value and liquidity of the stock. Moreover, delisting could adversely affect Ascent’s ability to raise additional financing through the public or private sale of securities, which may result in adverse effects on Ascent’s operations and ability to continue as a going concern in the future.

In addition, as previously disclosed in its Current Report on Form 8-K filed with the SEC on January 4, 2019, Ascent received a letter (the “Minimum Bid Notice”) from Nasdaq on December 28, 2018 indicating that the closing bid price of Ascent’s Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the “Minimum Bid Price Requirement”) necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Ascent has been provided until June 26, 2019 (the “Bid Price Compliance Grace Period”) to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Ascent’s Series A common stock must be at least $1.00 per share for at least ten consecutive business days during the Bid Price Compliance Grace Period, at which point Nasdaq would provide written confirmation to Ascent of compliance with the Minimum Bid Price Requirement and close the matter. If Ascent does not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that it will not be able to cure the deficiency, or if it is not otherwise eligible for any additional compliance period, Nasdaq will provide notice that the Series A common stock is subject to delisting. Ascent’s Series A common stock has closed above $1.00 since May 22, 2019.

Forward-Looking Statements.

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Ascent’s appeal of the delisting determination, and related expectations and assumptions. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.

These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including those factors discussed in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

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